Exhibit 1.1

EXECUTION VERSION

$500,000,000

KCG Holdings, Inc.

6.875% Senior Secured Notes due 2020

PURCHASE AGREEMENT

March 10, 2015

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

KCG Holdings, Inc., a Delaware corporation (the “Company”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies LLC (the “Initial Purchaser”) $500,000,000 in aggregate principal amount of 6.875% Senior Secured Notes due 2020 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of March 13, 2015, by and among the Company, the Guarantors party thereto and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared a preliminary offering memorandum, dated March 2, 2015 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule I, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”) and will be used by the Initial Purchaser in connection with its solicitations of offers to purchase the Notes, and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Notes (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined herein), the Final Offering Memorandum or Company Additional Written Communication (as defined herein) include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document, the Final Offering Memorandum or Company Additional Written Communication shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein) and (iii) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Notes in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

2. Terms of Offering. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) (the first time when sales of the Securities are made is referred to as the “Time of Sale”) whom the Initial Purchaser reasonably believes (i) are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act) in compliance with Regulation S of the Securities Act and in compliance with the laws applicable to such persons in jurisdictions outside of the United States. The initial sales of the Notes to Subsequent Purchasers in connection with the Initial Purchaser’s distribution of the Notes are herein referred to as “Exempt Resales”.

Pursuant to the Indenture, all Wholly Owned Domestic Restricted Subsidiaries of the Company, other than Immaterial Subsidiaries and Excluded Regulated Subsidiaries, shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee” and, together with the Notes, the “Securities”).

Pursuant to the terms of the Collateral Documents, all of the obligations under the Securities and the Indenture will be secured by a lien and security interest in substantially all of the assets of the Company and the Guarantors, subject to certain exceptions; provided, however, that pursuant to the terms of an intercreditor agreement in the form attached to the Indenture, such lien will be contractually subordinated to all of the Company’s and the Guarantors’ First Lien Obligations, if any, to the extent of the value of the Collateral securing such obligations.

This Agreement, the Indenture, the Collateral Documents, the Notes and the Guarantees, are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company $500,000,000 aggregate principal amount of Securities at a purchase price of 96.712% of the aggregate principal amount thereof. Delivery to the Initial Purchaser of and payment for the Securities shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York time, on March 13, 2015 (the “Closing Date”) at the New York offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser).

The Company shall deliver to the Initial Purchaser one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least one business day prior to the Closing. The certificates representing the Notes in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. New York time one business day immediately preceding the Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a)	Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) the written materials identified in Schedule II as supplemented in accordance with Section 5(c) (each such communication, a “Company Additional Written Communication”).

(b)

No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each Company Additional Written Communication does not conflict with the information contained in the Time of Sale Document or the Final Offering Memorandum, and when taken together with the Time of Sale Document, at the time each Company Additional

Written Communication was made, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Time of Sale Document, the Final Offering Memorandum or Company Additional Written Communication as set forth in Section 12 hereof. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction in which the Securities are proposed to be sold by the Initial Purchaser, and no proceeding for either such purpose has commenced or is pending or, to the knowledge of the Company or the Guarantors, is threatened.

(c)	Documents Incorporated by Reference. The documents incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, at the time they were or hereafter are filed with the SEC, complied or will comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) and did not or, if hereinafter filed, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required.

(d)	Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(e)

Preparation of the Financial Statements. The audited consolidated financial statements and related notes of the Company contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum (collectively, the “Company Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The audited consolidated financial statements and related notes of Knight Capital Group, Inc. contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum (collectively, the “Knight Financial Statements”) present fairly the financial position, results of operations and cash flows of Knight Capital Group, Inc. and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. The financial data set forth under the captions “Summary—Summary Selected Historical Consolidated Financial Data” in the Time of Sale Document and the Final Offering Memorandum has been prepared on a basis consistent with that of the Company Financial Statements and present fairly the financial position and results of operations of the Company and its Subsidiaries as of the respective dates and for the respective periods indicated. The unaudited pro forma financial information and related notes of the Company and its Subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum have been prepared in accordance with the requirements of Regulation S-X in all material respects and have been properly presented on the bases described therein, and give effect to assumptions used in the preparation thereof that are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Document and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis. No other financial statements or supporting schedules are required to be included in the Time of Sale Document or the Final Offering Memorandum.

(f)	Disclosure Controls and Procedures. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information (including information relating to its consolidated subsidiaries) required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct in all material respects.

(g)	Independent Accountants. PricewaterhouseCoopers LLP, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, are (i) an independent registered public accounting firm with respect to (x) the Company and the Subsidiaries and (y) with respect to the period prior to July 1, 2013, Knight Capital Group, Inc. and its subsidiaries, in each case within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants contained in Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(h)	No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company and the Subsidiaries, taken as a whole, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the properties, business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

(i)	Rating Agencies. No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or to any securities of the Company or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any securities of the Company.

(j)	Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule III attached hereto (the “Subsidiaries”). Each Subsidiary that is a Foreign Restricted Subsidiary has an asterisk (“*”) next to its name on such schedule.

(k)

Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and, with respect the Company and each Subsidiary that is not an Immaterial Subsidiary, is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Time of Sale Document and in the Final Offering Memorandum, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) to the extent required by Applicable Law (as defined below), is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any event or circumstance that has a material adverse effect on (A) the properties, business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform in all material respects its obligations under any Document, (C) the enforceability of any Collateral Documents or the attachment, perfection or priority of any of the liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the Documents, or (E) the consummation of any of the Transactions.

(l)	Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company and each of the Guarantors have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Time of Sale Document and the Final Offering Memorandum (including the footnotes thereto) sets forth, the pro forma capitalization of the Company. Except as described in the Time of Sale Document and the Final Offering Memorandum, all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens), other than those Permitted Liens and those imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Guarantors, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Guarantors to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Guarantors.

(m)	Legal Power and Authority. Each of the Company and the Guarantors has all necessary power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions.

(n)	This Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors.

(o)

The Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors. At the Closing Date, the Indenture will have been duly executed and delivered by the Company and the Guarantors and will constitute a legal, valid and binding obligation of each of the Company and Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(p)	The Collateral Documents. The entry into the Collateral Documents has been duly and validly authorized by the Company and the Guarantors. Upon the entry by the Company and the Guarantors into the Collateral Documents on the Closing Date, the Collateral Documents will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. When executed and delivered, this Agreement, the Indenture and the Collateral Documents will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(q)	Notes. The Notes have each been duly and validly authorized by the Company and, when issued and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture and when authenticated by the Trustee in accordance with the terms of the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(r)	Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and, when issued and executed by the Guarantors, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture, and enforceable against the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. When executed and delivered, the Guarantees will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(s)	Collateral.

(i)	Upon the execution and delivery of the Collateral Documents by each of the parties thereto:

(1)

in the case of such portion of the Collateral constituting investment property represented or evidenced by certificates or other instruments, delivery to the Collateral Agent or its agent of such certificates or instruments in accordance with the Collateral Documents, and in the case of all other investment property, the filing of financing statements or other applicable filings in the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto;

(2)	in the case of such portion of the Collateral constituting securities accounts, delivery to the Collateral Agent of securities account control agreements and such other agreements or instruments, in each case reasonably satisfactory in form and substance to the Collateral Agent and duly executed by the applicable securities intermediary, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such securities accounts from time to time;

(3)	in the case of such portion of the Collateral constituting deposit accounts, delivery to the Collateral Agent of deposit account control agreements and such other agreements or instruments, in each case reasonably satisfactory in form and substance to the Collateral Agent and duly executed by the applicable depositary bank, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such deposit accounts from time to time;

(4)	in the case of such portion of the Collateral constituting registered patents, trademarks and copyrights, the filing by the Collateral Agent of (A) initial financing statements with the appropriate filing offices, (B) any filings required with the United States Patent and Trademark Office, (C) any filings required with the United States Copyright Office and (D) the other Collateral Documents with the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto,

(5)	in the case of any other Collateral a Lien in which may be perfected by filing of an initial financing statement or other applicable document in the appropriate filing office, registry or other public office, the filing of financing statements or other applicable document in such filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto, and in the case of any other Collateral a Lien in which is perfected by possession or control, when the Collateral Agent or its agent obtains possession or control thereof; and

the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable perfected Liens in that portion of the Collateral in which a security interest may be perfected by the taking of the foregoing actions listed in clause (1) through (5) above under Article 9 of the Uniform Commercial Code as in effect on the date hereof in each applicable jurisdiction.

(ii)	At the Closing Date, there will be no Lien on any assets or property of the Company, any Guarantor or any Restricted Subsidiary (as defined in the Time of Sale Memorandum), except for Permitted Liens.

(t)	Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents, as applicable (the “Charter Documents”); (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)	No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions (including the use of proceeds from the sale of the Notes as described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds”) will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company or any of the Subsidiaries (except for Liens pursuant to the Collateral Documents or Permitted Liens), the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company and the Subsidiaries, except, in the case of clauses (ii), (iii) and (iv) for such conflicts, violations, breaches or defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

(v)	No Consents. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Documents or the consummation of the Transactions, except (i) those that have been obtained or made, as the case may be, that are in full force and effect, (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Securities outside the United States in connection with the Transactions and (iii) those contemplated by the Collateral Documents.

(w)	No Material Applicable Laws or Proceedings. (i) No Applicable Law shall have been enacted, adopted or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s knowledge, after reasonable inquiry, be pending or contemplated as of the Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, after reasonable inquiry, threatened by Governmental Authorities or by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii) and (iii) of this paragraph, (A) would restrain, enjoin, prevent or materially interfere with the consummation of the Offering or any of the Transactions or (B) could, individually or in the aggregate, have a Material Adverse Effect.

(x)	All Necessary Permits. Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the Time of Sale Document and the Final Offering Memorandum (“Permits”), except where the failure to possess such Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to fulfill and perform such obligations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit, except for revocations and terminations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company or the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Document and the Final Offering Memorandum or except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)

Title to Properties. Each of the Company and the Subsidiaries has good, marketable and valid title to all real property owned by it and good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries, as applicable, and, as of the Closing

Date, will be free and clear of all Liens other than Permitted Liens. All Applicable Agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as could not, individually or in the aggregate, have a Material Adverse Effect.

(z)	Tax Law Compliance. All Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed (except in any case in which the failure to so file could not result in a Material Adverse Effect) and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP, applied on a consistent basis throughout the periods involved. To the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, local and taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(aa)

Intellectual Property Rights. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) reasonably necessary for the conduct of its businesses and, as of the Closing Date, the Intellectual Property will be free and clear of all Liens, other than Permitted Liens. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Time of Sale Document or the Final Offering Memorandum to avoid a material misstatement or omission and are not described therein. No claims or written notices of any potential claim against the Company or any of the Subsidiaries have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the intellectual property used by the Company or any of the Subsidiaries has been obtained or is hereby used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company or any of the Subsidiaries’ knowledge, its officers, directors or employees or otherwise in violation of the rights of any person.

(bb)	ERISA Matters. Each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, the Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(cc)	Labor Matters. (i) Neither the Company nor any of the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Guarantors, and, to the knowledge of the Company, after reasonable inquiry, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, after reasonable inquiry, no union organizing or decertification efforts are underway or threatened against the Company or the Guarantors; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or the Guarantors, or, to the Company’s knowledge, after reasonable inquiry, threatened against the Company or the Guarantors; (iv) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (v) to the knowledge of the Company, after reasonable inquiry, there is no threatened or pending liability against the Company or the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company or the Guarantors that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Company and the Guarantors, after reasonable inquiry, no employee or agent of the Company or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that could not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(dd)	Compliance with Environmental Laws. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries is (i) in compliance with any and all applicable U.S. or non-U.S. federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants and (ii) has not received written notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants.

(ee)	Insurance. Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All material policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)

Accounting System. The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences and (v) material information relating to the Company and its Subsidiaries is made known to the chief executive officer, chief financial officer and the board of directors of the Company by others within those entities. The Company’s board of directors and its independent auditors have not been advised of any fraud that involves management or other employees who have a role in the Company’s internal controls. Since July 1, 2013, except as disclosed to the Initial Purchaser, the Company has neither identified nor been made aware of (A) any material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) or (B) any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg)	Use of Proceeds; Solvency; Going Concern. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, the Company and its Subsidiaries, taken as a whole, will be Solvent (as hereinafter defined). As used in this paragraph, the term “Solvent” means, as of a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and its Subsidiaries, taken as a whole, is not less than the total amount required to pay the liabilities of the Company and its Subsidiaries, taken as a whole, on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and its Subsidiaries, taken as a whole, are able to pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) the Company and its Subsidiaries, taken as a whole, are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged; and (iv) the Company and its Subsidiaries, taken as a whole, are not otherwise insolvent under the standards set forth in Applicable Laws.

(hh)	No Price Stabilization or Manipulation. Neither the Company nor any of its Affiliates has and, to the Company’s knowledge, after reasonable inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii)	No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “TIA”) is required for the offer or sale of the Securities to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or are not “U.S. persons” (as defined under Regulation S of the Securities Act) and (ii) the accuracy of the Initial Purchaser’s representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchaser and in the Exempt Resales.

(jj)	No Integration. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No other securities of the Company of the same class as the Securities have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company of the same class as the Securities, for a period of six months after the date of this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(kk)	No Directed Selling Efforts. None of the Company, any of its Affiliates or other person acting on behalf of the Company has, with respect to Securities sold outside the United States, offered the Securities to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Company, any Affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Company nor any of its Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Securities, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchaser.

(ll)	No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “Affiliate” registered for sale under a registration statement, except for rights that have been duly waived.

(mm)	Margin Requirements. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(nn)	Investment Company Act. As of the date hereof and, after giving effect to the Offering and the use of proceeds of the Offering, each of the Company and each Guarantor is not and will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).

(oo)	No Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Initial Purchaser).

(pp)	No Restrictions on Payments of Dividends. Except as (i) otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum or (ii) imposed by Applicable Law, there is no encumbrance or restriction on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(qq)	Sarbanes-Oxley. There is and since July 1, 2013, there has been no failure on the part of the Company and the Subsidiaries or, to the knowledge of the Company, any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(rr)	Foreign Corrupt Practices Act. None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, “foreign official” or employee; and the Company and the Subsidiaries, and, to the knowledge of the Company and the Subsidiaries, its and their other affiliates have conducted their businesses in compliance with, to the extent applicable, the FCPA and any non-U.S. anti-bribery statute or regulation and, if required, have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(ss)	Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, after reasonable inquiry, threatened.

(tt)	OFAC. Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, after reasonable inquiry, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or, to the Company’s knowledge, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC, and the Company will use the proceeds of the Offering as described in the Time of Sale Document and the Final Offering Memorandum.

(uu)	Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Time of Sale Document and the Final Offering Memorandum. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum or as permitted in the Indenture, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(vv)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(ww)	Financial Services and Market Act. The Company has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which might reasonably be expected to result in the loss by the Initial Purchaser of the ability to rely on any stabilization safe harbor provided by the Financial Conduct Authority of the United Kingdom under the Financial Services and Markets Act 2000, as amended (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Conduct Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

(xx)	Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

5. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally agrees:

(a)	Securities Law Compliance. Through the time of Closing (but not after), to (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements of material facts therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	Offering Documents. To (i) furnish the Initial Purchaser, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchaser, upon advice of legal counsel, determines is necessary in connection with Exempt Resales (and the Company and the Guarantors hereby consent to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c)

Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the Exempt Resales by the Initial Purchaser of all the Securities purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto (such consent not to be unreasonably withheld). Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications in addition to those identified in Schedule II, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects. Schedule II may be supplemented at any time by the Company to reflect any such additional Company Additional Written Information that meets the requirements of this clause. The Company and the Guarantors consent to the use by the Initial Purchaser of a Company Additional Written Communication identified in Schedule II and any other Company Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement; provided that the Initial Purchaser has notified the Company in advance in writing of their use of such Company’s Additional Written Communication and received the Company’s consent to use such information (such consent not to be unreasonably withheld). Upon knowing or becoming aware, the Company will give the Initial Purchaser notice of its intention to make any Exchange Act filings from and after the date hereof through the Closing Date (or, if later, through the completion of the Exempt Resales by the Initial Purchaser to Subsequent Purchasers).

(d)	Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchaser shall hold any of the Securities in connection with its initial distribution of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser (or counsel for the Initial Purchaser), it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance to which the Initial Purchaser has not reasonably objected) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchaser may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales. The Company will advise the Initial Purchaser promptly of the suspension of any such exemption relating to the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)	Payment of Expenses. To pay (i) all reasonable and documented costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and any Canadian “wrapper” and all amendments and supplements thereto (including, without limitation, financial statements and exhibits) and Company Additional Written Information, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification) and (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company or the Guarantors, (iii) all fees and expenses (including fees and expenses of counsel) of the Company or the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and Collateral Agent, (vi) all costs and expenses in connection with the creation and perfection of the security interest to be created and perfected pursuant to the Collateral Documents (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (vii) all other fees, disbursements and out-of-pocket expenses incurred by Initial Purchaser in connection with its services to be rendered hereunder including travel and lodging expenses, chartering of airplanes, roadshow or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures; provided however, that the Company shall not be obligated to pay any of the Initial Purchaser’s legal fees and that the Initial Purchaser shall be responsible for, and obligated to pay, all of the legal fees, disbursements and other expenses of White & Case LLP and any other counsel to the Initial Purchaser.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds,” except to the extent that such use is prohibited pursuant to Applicable Law.

(h)	Transaction Documents. To do and perform in all material respects its obligations required to be done and performed under the Documents prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchaser’s obligations hereunder to purchase the Securities.

(i)	Integration. Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Securities.

(j)	Stabilization or Manipulation. Not to take, and to ensure that no Affiliate of the Company will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k)	DTC. To use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(l)	Rule 144A Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)	Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to the extent not available on EDGAR, to furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

(n)

Additional Offering Materials. Not to, and not to authorize or permit any person acting on its behalf (other than the Initial Purchaser as to which no covenant is made) to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)	Sale of Restricted Securities. During the one-year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(q)	Security Interests. To complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Documents.

(r)	Lock–up. During the period beginning from the date hereof and continuing until the date that is 90 days after the date of the Final Offering Memorandum, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or the Subsidiaries that are substantially similar to the Securities without the prior written consent of Jefferies LLC, as the Initial Purchaser.

6. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

(a)	Initial Purchaser Status, Resale Terms. It is a “QIB” (as defined in Rule 144A under the Securities Act) and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	Sale of Restricted Exchange Securities. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, persons reasonably believed by the Initial Purchaser (A) to be QIBs or (B) to not be “U.S. persons” (as defined under Regulation S under the Securities Act) and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)	Regulation S. It has offered the Securities and will offer and sell the Securities (a) as part of its distribution at any time and (b) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 6(a) hereof; accordingly, neither it, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(d)	General Solicitation. No form of general solicitation or general advertising, including the methods described in Rule 502(c) of the Securities Act, has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

(e)	Copies of the Final Offering Memorandum. The Initial Purchaser will deliver to each Subsequent Purchaser of the Notes, in connection with its original distribution of the Notes, a copy of the Final Offering Memorandum, as amended and supplemented at the date of such delivery.

(f)	European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Final Offering Memorandum to the public in that Relevant Member State other than:

(i) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or the Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(g)	United Kingdom. (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

7. Conditions. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)	Closing Deliverables. The Initial Purchaser shall have received on the Closing Date:

(i)

Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company and the Guarantors, on behalf of the Company and the Guarantors, to the effect that (a) to the best of their knowledge and belief, the representations and warranties set forth in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) each of the Company and the Guarantors have performed and complied with all agreements and satisfied all conditions hereunder on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist, in each case to the knowledge of the Company, that, individually or in the aggregate, could have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, none of the Company or the Guarantors has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Guarantors, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the properties, business, financial condition or results of operations of the Company and the Guarantors, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or the Guarantors that is material to the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, and (e) to the knowledge of the Company, the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificates. Certificates, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchaser may reasonably request.

(iii)	Good Standing Certificates. (A) A certificate evidencing the good standing of each of the Company and the Guarantors in their respective jurisdictions of organization and (B) customary “bring-down” certificates or confirmations, dated the Closing Date, reaffirming such good standing or qualification, as the case may be, in each case, in writing or any standard form of telecommunication.

(iv)	Solvency Certificate. A certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company in the form of Exhibit A attached hereto.

(v)	Company Counsel Opinion. The opinion and letter of Sullivan & Cromwell LLP, counsel to the Company, dated the Closing Date, in the forms and substance reasonably satisfactory to the Initial Purchaser.

(vi)	In-house Counsel Opinion. The opinion of in-house counsel to the Company, dated the Closing Date, in the form and substance reasonably satisfactory to the Initial Purchaser.

(vii)	Initial Purchaser’s Counsel Opinion. An opinion, dated the Closing Date, of White & Case LLP, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(viii)

Comfort Letters. The Initial Purchaser shall have received from PricewaterhouseCoopers LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which includes, among other things, a reaffirmation of the statements made in the initial comfort letter furnished pursuant to clause (A) with respect to the financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(ix)	Chief Financial Officers’ Back-Up Certificate. A Chief Financial Officers’ Back-Up Certificate, dated as of the date hereof and as of the Closing Date, executed by the Chief Financial Officer of the Company providing back-up disclosure support as specified therein in respect of information related to the Company and its Subsidiaries, in form and substance reasonably satisfactory to the Initial Purchaser.

(b)	Executed Documents. The Initial Purchaser shall have received fully executed copies of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Initial Purchaser), and each opinion, certificate, letter and other document to be delivered in connection with the Offering.

(c)	Collateral. (A) The Collateral Agent shall have received on the Closing Date the following, in the form and substance reasonably satisfactory to the Initial Purchaser:

(i)	appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Documents;

(ii)	certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens and financing statements that evidence liens incurred in connection with the Company’s 8.250% Senior Secured Notes due 2018);

(iii)	such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent;

(B) The Collateral Agent and its counsel shall be reasonably satisfied that (a) the Lien granted to the Collateral Agent, for the benefit of the holders of the Notes in the collateral described above is of the priority described in the Time of Sale Document and the Final Offering Memorandum and (b) no Lien exists on any of the collateral described above, other than the Lien created in favor of the Collateral Agent, for the benefit of the holders of the Notes pursuant to a Collateral Document in each case subject to the Permitted Liens;

(C) All Uniform Commercial Code financing statements or other similar financing statements required pursuant to clause (c)(A)(i) above (collectively, the “UCC Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing that is reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent’s receipt of all UCC Statements, and (ii) that the UCC Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date.

(d)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto after the date hereof), there shall not have been any Material Adverse Change that could, in the sole judgment of the Initial Purchaser, be expected to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum.

(e)	No Hostilities. There has not been any outbreak or escalation of major hostilities or other major national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s sole judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Securities.

(f)	No Suspension in Trading; Banking Moratorium. There shall not have been any (i) suspension of the trading in the Company’s common stock by the SEC, the New York Stock Exchange or the NASDAQ Global Market or any suspension or material limitation of trading generally in securities on the New York Stock Exchange or the NASDAQ Global Market, (ii) declaration of a general banking moratorium by any Governmental Authority or taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs or (iii) material disruption in settlement or clearing services that, in each case, in the Initial Purchaser’s sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(g)	Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

8. Indemnification and Contribution.

(a)	Indemnification by the Company and the Guarantors. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers, employees and agents, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or any of its affiliates, directors, officers, employees and agents or such controlling persons may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication (when taken together with the Time of Sale Document) or the Final Offering Memorandum, or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication (when taken together with the Time of Sale Document) or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and its affiliates, directors, officers, employees and agents and each such controlling persons for any reasonable and documented legal expenses of one outside counsel (in addition to one local counsel in each applicable jurisdiction) or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the

Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication (when taken together with the Time of Sale Document) or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser to the Company consists of the information set forth in Section 12 hereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b)	Indemnification by the Initial Purchaser. The Initial Purchaser agrees to indemnify and hold harmless each of the Company, the Guarantors and their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company, such Guarantors or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 12 hereof; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)	Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

(e)

Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)	Equitable Consideration. The Company, the Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of Section 8(e), each director, officer, employee and affiliate of the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Initial Purchaser, and each director, officer, and employee of the Company and the Guarantors, and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

9. Termination. The Initial Purchaser may terminate this Agreement (i) at any time prior to the Closing Date by written notice to the Company if any of the events described in Section 7(e) (No Material Adverse Change), Section 7(f) (No Hostilities) or Section 7(g) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchaser terminates this Agreement for any reason permitted by this Agreement or (ii) on the Closing Date if any condition described in Section 7 hereof is not fulfilled or waived in writing by the Initial Purchaser on or prior to the Closing Date. Any termination pursuant to this Section shall be without liability on the part of (a) the Company or the Guarantors to the Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the Initial Purchaser for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of White & Case LLP, counsel to the Initial Purchaser) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Securities as long as this Agreement had not been terminated due to a breach or default by the Initial Purchaser, and upon demand the Company shall pay the relevant amount thereof to the Initial

Purchaser or (b) the Initial Purchaser to the Company or the Guarantors, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11. No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Company and the Guarantors further acknowledge that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to either the Company, the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to either the Company or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. Each of the Company, the Guarantors and the Initial Purchaser agrees that it is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchaser to the Company and the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company and the Guarantors. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that either the Company or the Guarantors may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

12. Information Supplied by the Initial Purchaser. Each of the Company and the Guarantors hereby acknowledges that, for purposes of Section 4(b) and Section 8 hereof, the only information that the Initial Purchaser has furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the third paragraph,(b) the fifth sentence of the sixth paragraph and (c) the first sentence of the eighth paragraph, in each case under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

13. Miscellaneous.

(a)	Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: KCG Holdings, Inc., 545 Washington Blvd. Jersey City, NJ 07310, Attention: John McCarthy, General Counsel, with a copy to: Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, Attention: John Estes, Esq., and (ii) if to the Initial Purchaser, to: Jefferies LLC, 520 Madison Avenue, New York, NY 10022, with a copy to: White & Case LLP, 1155 Avenue of the Americas, New York NY 10036, Attention: Kenneth Suh, Esq. (or in any case to such other address as the person to be notified may have requested in writing).

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchaser and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchaser merely because of such purchase.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company and the Guarantors hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (to the extent permitted under Applicable Law) (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchaser and for any counterclaim related to any of the foregoing and (b) any obligation that it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)

Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)	USA Patriot Act. The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), the Initial Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchaser to properly identify its clients.

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchaser.

Very truly yours,

KCG Holdings, Inc.

By	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel

GETCO, LLC GETCO Holding Company, LLC Global Colocation Services LLC Knight Capital Group, Inc. Knight Capital Holdings LLC

By	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel

Accepted and Agreed to:

JEFFRIES LLC

By	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Managing Director

SCHEDULE I

PRICING SUPPLEMENT

SCHEDULE II

ADDITIONAL WRITTEN COMMUNICATION

1. The investor presentation made available to investors on March 2, 2015.

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SCHEDULE III

LIST OF KCG HOLDINGS, INC. SUBSIDIARIES

Entity	Formed
Alternative Ventures, LLC	DE
Atlantis Crossing LLC	DE
Automat Limited*	England and Wales
Blink Trading, LLC	Illinois
Geodesic Networks, LLC	DE
GETCO Europe Limited*	England and Wales
GETCO Holding Company, LLC	DE
GETCO India Private Limited*	India
GETCO International GmbH*	Switzerland
GETCO Investments, LLC	DE
GETCO Strategic Investments, LLC	DE
GETCO Trading, LLC	DE
GETCO, LLC	IL
Global Colocation Services LLC	DE
Globeco Japan, LLC	DE
GTCO Acquisition, LLC	DE
Hotspot FX Holdings, LLC	DE
Hotspot FXr, L.L.C.	NJ
KCG Americas LLC	DE
KCG Asia Pacific Pte. Ltd.*	Singapore

Entity	Formed
KCG Australia Pty. Ltd.*	Australia
KCG Europe Limited*	England and Wales
KCG Hong Kong Limited*	Hong Kong
KCG Hotspot FX LLC	NJ
KCG Shanghai Pte. Ltd.*	China
Knight Capital Group, Inc.	DE
Knight Capital Holdings LLC	DE
Knight Fixed Income Holdings LLC	DE
Knight Libertas Holdings LLC	DE
Knight Mortgage Capital LLC	DE
Knight Quantitative Trading LLC	DE
Locked Markets SPE LLC	DE
LowTech Solutions, LLC	DE
NetDelta LLC	DE

“*” indicates a “Foreign Restricted Subsidiary” as defined in the Indenture.

EXHIBIT A

FORM OF SOLVENCY CERTIFICATE

The undersigned, Steffen Parratt, Chief Financial Officer of KCG Holdings, Inc., a Delaware corporation (the “Company”), solely in his capacity as Chief Financial Officer of the Company and not in any individual capacity, does herby certify pursuant to Section 7(a)(iv) of the purchase agreement (the “Purchase Agreement”) dated as of March 10, 2015, by and among the Company, the Guarantors and Jefferies LLC, as the Initial Purchaser, as follows:

Both immediately before and immediately after the consummation of the transactions to occur on the Closing Date:

1.	The present fair market value (or present fair saleable value) of the assets of the Company and the Subsidiaries, taken as a whole, are not less than the total amount required to pay the liabilities of the Company and the Subsidiaries on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured;

2.	The Company and the Subsidiaries, taken as a whole, will be able to pay their consolidated debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business;

3.	The Company and the Subsidiaries, taken as a whole, will not be engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged;

4.	Neither the Company nor any Guarantor has incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Documents with actual intent to hinder, delay or defraud either present or future creditors of the Company and the Subsidiaries or any of their respective affiliates, as case may be;

5.	In reaching the conclusions set forth in this Certificate, the undersigned has considered such facts, circumstances and matters as the undersigned has deemed appropriate and has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by each of the Company and the Guarantors after consummation of the transactions.

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

The undersigned understands that the Initial Purchaser is relying on the truth and accuracy of contents of this Certificate in connection with its entering into the Purchase Agreement.

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KCG HOLDINGS, INC.

By:
Name:	Steffen Parratt
Title:	Chief Financial Officer

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